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                                                                    EXHIBIT 10.6



                             LINENS 'N THINGS, INC.
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                     EMPLOYMENT AGREEMENT FOR NORMAN AXELROD

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                             LINENS 'N THINGS, INC.

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                     EMPLOYMENT AGREEMENT FOR NORMAN AXELROD

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      1.    Definitions........................................................................................   1
      2.    Term of Employment.................................................................................   2
      3.    Position, Duties and Responsibilities..............................................................   3
      4.    Base Salary........................................................................................   3
      5.    Annual Incentive Awards............................................................................   3
      6.    Long-Term Stock Incentive Programs.................................................................   3
      7.    Employee Benefit Programs..........................................................................   4
      8.    Disability.........................................................................................   6
      9.    Reimbursement of Business and Other Expenses; Perquisites..........................................   7
      10.   Termination of Employment..........................................................................   8
      11    Confidentiality; Cooperation with Regard to Litigation.............................................  18
      12.   Non-competition....................................................................................  19
      13.   Non-solicitation of Employees......................................................................  20
      14.   Remedies...........................................................................................  20
      15.   Resolution of Disputes.............................................................................  20
      16.   Indemnification....................................................................................  20
      17.   Excise Tax Gross-Up................................................................................  21
      18.   Effect of Agreement on Other Benefits..............................................................  23
      19.   Assignability; Binding Nature......................................................................  23
      20.   Representation.....................................................................................  24
      21.   Entire Agreement...................................................................................  24
      22.   Amendment or Waiver................................................................................  24
      23.   Severability.......................................................................................  24
      24.   Survivorship.......................................................................................  24
      25.   Beneficiaries/References...........................................................................  24
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      26.   Governing Law/Jurisdiction........................................................................   25
      27.   Notices...........................................................................................   25
      28.   Headings..........................................................................................   26
      29.   Counterparts......................................................................................   26
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                              EMPLOYMENT AGREEMENT

         AGREEMENT, made and entered into as of the 25th day of October, 1996 by and among Linens 'n Things, Inc., a Delaware corporation (together with its successors and assigns, the "Company"), Melville Corporation, a New York corporation (together with its successors and assigns, "Melville"), and Norman Axelrod (the "Executive").


                              W I T N E S S E T H:

         WHEREAS, the Company desires to employ the Executive pursuant to an agreement embodying the terms of such employment (this "Agreement") and the Executive desires to enter into this Agreement and to accept such employment, subject to the terms and provisions of this Agreement;

         WHEREAS, Melville has agreed to become a party to this Agreement for purposes of Sections 5, 6(a), 6(d), 6(e), 10(c)(vii),10(c)(viii) and 21 hereof in order to induce the Executive to enter into this Agreement;

         NOW, THEREFORE, in consideration of the premises and mutual covenants contained herein and for other good and valuable consideration, the receipt of which is mutually acknowledged, the Company and the Executive (individually a "Party" and together the "Parties") agree as follows:

         1 .      Definitions.

                  (a) "Approved Early Retirement" shall have the meaning set forth in Section 10(f) below.

                  (b)      "Base Salary" shall have the meaning set forth in
                           Section 4 below.

                  (c) "Board" shall have the meaning set forth in Section 3(a) below.

                  (d) "Cause" shall have the meaning set forth in Section 10(b) below.

                  (e) "Change in Control" shall have the meaning set forth in Section 10(c) below.

                  (f)      "Committee" shall have the meaning set forth in
                           Section 4 below.

                  (g) "Confidential Information" shall have the meaning set forth in Section 11(c) below.

                  (h) "Constructive Termination Without Cause" shall have the meaning set forth in Section 10(c) below.

                  (i)      "Effective Date" shall have the meaning set forth in
                           Section 2(a) below.

                  (j)      "IPO Date" shall have the meaning set forth in
                           Section 3(a) below.

                  (k) "Normal Retirement" shall have the meaning set forth in Section 10(f) below.

                  (l) "Original Term of Employment" shall have the meaning set forth in Section 2(a) below.

                  (m)      "Renewal Term" shall have the meaning set forth in
                           Section 2(a) below.

                  (n) "Restriction Period" shall have the meaning set forth in Section 12(b) below.

                  (o) "Severance Period" shall have the meaning set forth in Section 10(c)(ii) below, except as provided otherwise in Section 2(b) or Section 10(e) below.

                  (p)      "Subsidiary" shall have the meaning set forth in
                           Section 11(d) below.

                  (q) "Term of Employment" shall have the meaning set forth in Section 2(a) below.

                  (r) "Termination Without Cause" shall have the meaning set forth in Section 10(c) below.

         2.       Term of Employment.

                  (a) The term of the Executive's employment under this Agreement shall commence immediately upon the date of this agreement (the "Effective Date") and end on the fourth anniversary of such date (the "Original Term of Employment"), unless terminated earlier in accordance herewith. The Original Term of Employment shall be automatically renewed for successive one-year terms (the "Renewal Terms") unless at least 180 days prior to the expiration of the Original Term of Employment or any Renewal Term, either Party notifies the other Party in writing that he or it is electing to terminate this Agreement at the expiration of the then current Term of Employment. "Term of Employment" shall mean the Original Term of Employment and all Renewal Terms. Notwithstanding anything to the contrary in this Agreement, the Executive may elect, upon at least 60 days' prior written notice, to accelerate the expiration of the Term of Employment to June 30, 1998 if neither a Change in Control nor the IPO Date has occurred on or prior to December 31, 1997.

                  (b) In the event that this Agreement is not renewed because the Company has given the 180-day notice prescribed in the preceding paragraph on or before the expiration of the Original Term of Employment or any Renewal Term and, in either case, should such notice result in the expiration of the Term of Employment prior to the Executive's 60th birthday, such non-renewal shall be treated as a "Constructive Termination Without Cause" pursuant to
Section 10(c). For purposes of calculating the benefits payable under Section 10(c) in such circumstances, the term "Severance Period" shall mean the period of 18 months following the termination of the Executive's employment, and any unvested Company stock options outstanding on the date of such termination shall not be canceled upon such termination but shall continue to vest as if the Executive had continued in employment with the Company during the Severance Period.

                  (c) Notwithstanding anything in this Agreement to the contrary, at least one year prior to the expiration of the Original Term of Employment, upon the written request of the Company or the Executive, the Parties shall meet to discuss this Agreement and may agree in writing to modify any of the terms of this Agreement.


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         3.       Position, Duties and Responsibilities.

                  (a) Generally. Executive shall serve as President and Chief Executive Officer of the Company and, following the date on which shares of common stock of the Company are first sold to the public pursuant to an initial public offering (the "IPO Date"), as Chairman of the Board of Directors of the Company. For so long as he is serving on the Board of Directors of the Company (the "Board"), Executive agrees to serve as a member of any committee of the Board if the Board shall elect Executive to such positions. In any and all such capacities, Executive shall report only to the Board. Executive shall have and perform such duties, responsibilities, and authorities as are customary for the president and chief executive officer (and after the IPO Date, chairman of the board) of corporations of similar size and businesses as the Company as they may exist from time to time and as are consistent with such positions and status. Executive shall devote substantially all of his business time and attention (except for periods of vacation or absence due to illness), and his best efforts, abilities, experience, and talent to the positions of President and Chief Executive Officer (and after the IPO Date, Chairman) and for the businesses of the Company.

                  (b) Other Activities. Anything herein to the contrary notwithstanding, nothing in this Agreement shall preclude the Executive from (i) serving on the boards of directors of a reasonable number of other corporations or the boards of a reasonable number of trade associations and/or charitable organizations, (ii) engaging in charitable activities and community affairs, and
(iii) managing his personal investments and affairs, provided that such activities do not materially interfere with the proper performance of his duties and responsibilities under this Agreement.

                  (c) Place of Employment. Executive's principal place of employment shall be the corporate offices of the Company.

                  (d) Rank of Executive Within Company. As President and Chief Executive Officer of the Company, Executive shall be the highest-ranking executive of the Company.

         4.       Base Salary.

                  The Executive shall be paid an annualized salary, payable in accordance with the regular payroll practices of the Company, of not less than $475,000, subject to review for increase at the discretion of the Compensation Committee (the "Committee") of the Board ("Base Salary").

         5.       Annual Incentive Awards.

                  The Executive shall participate in the Company's (or until the IPO Date, Melville's or the Company's) annual incentive compensation plan with a target annual incentive award opportunity of no less than 55% of Base Salary and a maximum annual incentive award opportunity of 110% of Base Salary. Payment of annual incentive awards shall be made at the same time that other senior-level executives receive their incentive awards; provided, however, that after the IPO Date such annual incentive awards shall be paid in cash no later than 75 days after the Company's fiscal year-end unless the Executive agrees otherwise.

         6.       Long-Term Incentive Programs.

                  (a) General. Commencing on the IPO Date, the Executive shall be eligible to participate in the Company's long-term incentive compensation programs (including stock options


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and stock grants) at a level greater than any other participant therein. Until the IPO Date, the Executive shall be eligible to participate in Melville's long-term incentive compensation programs (including stock options and stock grants) at a level comparable to other similarly situated executives.

                  (b) Grant of Stock Option. On the IPO Date, the Executive shall be granted an option to purchase common stock of the Company in accordance with the Stock Option Grant Agreement attached hereto as Exhibit A. Notwithstanding the foregoing, (i) if a Change in Control occurs prior to the IPO Date, the Executive shall be entitled to receive, in lieu of the option grant described in Exhibit A, a cash lump-sum payment within 15 days after the Change in Control equal to 2% of the amount, if any, by which (A) the total cash consideration and the fair market value of any other consideration received by the stockholders of the Company in connection with the Change in Control exceeds
(B) $325,000,000; and (ii) if neither the IPO Date nor a Change in Control has occurred on or prior to December 31, 1997, the Company shall promptly appoint an investment banking firm, which must be reasonably acceptable to the Executive (the Executive's consent not to be unreasonably withheld), to determine the fair value of all the capital stock of the Company as of December 31, 1997, and the Executive shall be entitled to receive, in lieu of the option grant described in Exhibit A, a cash lump-sum payment within 15 days after the delivery of such investment banking firm's valuation opinion, which shall be delivered no later than March 31, 1998, equal to 2% of the amount, if any, by which (A) such fair value of capital stock exceeds (B) $325,000,000.

                  (c) Grant of Deferred Stock. On the IPO Date, the Executive shall be granted shares of deferred stock in accordance with the Deferred Stock Grant Agreement attached hereto as Exhibit B. Notwithstanding the foregoing, (i) if a Change in Control occurs prior to the IPO Date, the Executive shall be entitled to receive, in lieu of the deferred stock grant described in Exhibit B, a cash lump-sum payment within 15 days after the Change in Control equal to $1,000,000; and (ii) if neither the IPO Date nor a Change in Control has occurred on or prior to December 31, 1997, the Executive shall be entitled to receive, in lieu of the deferred stock grant described in Exhibit B, a cash lump-sum payment within 15 days after the delivery of the valuation opinion described in Section 6(b) equal to $1,000,000, but only if such valuation opinion is equal to or greater than $300,000,000.

                  (d) Melville Option. On the earlier of a Change in Control or the IPO Date, the Executive's option to purchase 65,000 shares of Melville common stock granted to Executive on April 11, 1995 (the "1995 Melville Option") shall become immediately vested and exercisable in whole or in part at any time on or prior to December 31, 1999. If neither the IPO Date nor a Change in Control has occurred on or prior to December 31, 1996, the next installment of the Executive's 1995 Melville Option scheduled to vest on April 11, 1997, shall immediately vest.

                  (e) Melville Restricted Stock. If neither the IPO Date nor a Change in Control has occurred on or prior to December 31, 1996, the Executive shall vest immediately in 10,000 shares of his Melville restricted stock grant for 20,067 shares dated April 11, 1995.

         7.       Employee Benefit Programs.

                  (a) General Benefits. During the Term of Employment, the Executive shall be entitled to participate in such employee pension and welfare benefit plans and programs of the Company as are made available to the Company's senior-level executives or to its employees generally, as such plans or programs may be in effect from time to time, including, without


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limitation, health, medical, dental, long-term disability, travel accident and life insurance plans. Notwithstanding the foregoing, prior to the IPO Date the Executive shall continue to participate in the employee pension and welfare benefit plans and programs of Melville as are made available to the Company's senior-level executives or to its employees generally, as such plans or programs may be in effect from time to time, including, without limitation, health, medical, dental, long-term disability, travel accident and life insurance plans.

                  (b) Deferral of Compensation. The Company shall implement deferral arrangements, reasonably acceptable to Executive and the Company, permitting Executive to elect to defer receipt, pursuant to written deferral election terms and forms (the "Deferral Election Forms"), of all or a specified portion of (i) his annual Base Salary and annual incentive compensation under Sections 4 and 5, (ii) long term incentive compensation under Section 6 and
(iii) shares acquired upon exercise of options to purchase Company common stock that are acquired in an exercise in which Executive pays the exercise price by the surrender of previously acquired shares, to the extent of the net additional shares otherwise issuable to Executive in such exercise; provided, however, that such deferrals shall not reduce Executive's total cash compensation in any calendar year below the sum of (i) the FICA maximum taxable wage base plus (ii) the amount needed, on an after-tax basis, to enable Executive to pay the 1.45% medicare tax imposed on his wages in excess of such FICA maximum taxable wage base.

                  In accordance with such duly executed Deferral Election Forms, the Company shall credit to a bookkeeping account (the "Deferred Compensation Account") maintained for Executive on the respective payment date or dates, amounts equal to the compensation subject to deferral, such credits to be denominated in cash if the compensation would have been paid in cash but for the deferral or in shares if the compensation would have been paid in shares but for the deferral. An amount of cash equal in value to all cash-denominated amounts credited to Executive's account and a number of shares of Company common stock equal to the number of shares credited to Executive's account pursuant to this
Section 7(b) shall be transferred as soon as practicable following such crediting by the Company to, and shall be held and invested by, an independent trustee selected by the Company and reasonably acceptable to Executive (a "Trustee") pursuant to a "rabbi trust" established by the Company in connection with such deferral arrangement and as to which the Trustee shall make investments based on Executive's investment objectives (including possible investment in publicly traded stocks and bonds, mutual funds, and insurance vehicles). Thereafter, Executive's deferral accounts will be valued by reference to the value of the assets of the "rabbi trust". The Company shall pay all costs of administration or maintenance of the deferral arrangement, without deduction or reimbursement from the assets of the "rabbi trust."

                  On the earlier of a Change in Control or the IPO Date (the "Crediting Date"), the Company shall credit to the Deferred Compensation Account (or pay to the Executive in the event of a Change in Control) an amount equal to the sum of: (i) $800,000; plus (ii) the excess of (A) $275,000 minus (B) 100% of the pre-tax gain actually realized by the Executive from the exercise of any or all of the options to purchase Melville common stock granted to Executive by Melville that have not been exercised prior to the date of this Agreement (other than the April 11, 1995 option to purchase 65,000 shares); plus (iii) the product of the number of unvested shares of restricted stock of Melville held by the Executive on the Crediting Date times the fair market value of a share of Melville Corporation common stock on the Crediting Date. The Company and the Executive agree that the options and restricted stock described in the preceding clauses (ii) and (iii) (other than the April 11, 1995 option to purchase 65,000 shares referred to in Section 6(d) above) shall be canceled on the Crediting Date, that as of the Crediting Date the Executive shall have no further rights under the Supplemental Retirement Plan for Select Senior Management of Melville


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Corporation, that the fair market value of Melville common stock for purposes of this paragraph shall be determined in accordance with the Melville Corporation Omnibus Stock Incentive Plan, and that the amount credited to the Executive's Deferred Compensation Account in accordance with this paragraph (and any earnings thereon) shall be paid to the Executive in a lump sum on the third anniversary of the Crediting Date unless the Executive has filed a Deferral Election Form with the Company (in accordance with Company policies) specifying a later payment date or payment method.

                  Except as otherwise provided under Section 10, in the event of Executive's termination of employment with the Company or as otherwise determined by the Committee in the event of hardship on the part of Executive, upon such date(s) or event(s) set forth in the Deferral Election Forms (including forms filed after deferral but before settlement in which Executive may elect to further defer settlement), the Company shall promptly pay to Executive cash equal to the value of the assets then credited to Executive's deferral accounts, less applicable withholding taxes, and such distribution shall be deemed to fully settle such accounts; provided, however, that the Company may instead settle such accounts by directing the Trustee to distribute Company common stock and/or other assets of the "rabbi trust." The Company and Executive agree that compensation deferred pursuant to this Section 7(b) shall be fully vested and nonforfeitable; however, Executive acknowledges that his rights to the deferred compensation provided for in this Section 7(b) shall be no greater than those of a general unsecured creditor of the Company, and that such rights may not be pledged, collateralized, encumbered, hypothecated, or liable for or subject to any lien, obligation, or liability of Executive, or be assignable or transferable by Executive, otherwise than by will or the laws of descent and distribution, provided that Executive may designate one or more beneficiaries to receive any payment of such amounts in the event of his death.

         8.       Disability.

                  (a) During the Term of Employment, as well as during the Severance Period, the Executive shall be entitled to disability coverage as described in this Section 8(a). In the event the Executive becomes disabled, as that term is defined under the Company's Long-Term Disability Plan, the Executive shall be entitled to receive pursuant to the Company's Long-Term Disability Plan or otherwise, and in place of his Base Salary, an amount equal to 60% of his Base Salary, at the annual rate in effect on the commencement date of his eligibility for the Company's long-term disability benefits ("Commencement Date") for a period beginning on the Commencement Date and ending with the earlier to occur of (A) the Executive's attainment of age 65 or (B) the Executive's commencement of retirement benefits from the Company in accordance with Section 10(f) below. If (i) the Executive ceases to be disabled during the Term of Employment (as determined in accordance with the terms of the Long-Term Disability Plan), (ii) the positions set forth in Section 3(a) are then vacant and (iii) the Company requests in writing that he resume such positions, he may elect to resume such positions by written notice to the Company within 15 days after the Company delivers its request. If he resumes such positions, he shall thereafter be entitled to his Base Salary at the annual rate in effect on the Commencement Date and, for the year he resumes his positions, a pro rata annual incentive award. If he ceases to be disabled during the Term of Employment and does not resume his positions in accordance with the preceding sentence, he shall be treated as if he voluntarily terminated his employment pursuant to
Section 10(d) as of the date the Executive ceases to be disabled. If the Executive is not offered such positions after he ceases to be disabled during the Term of Employment, he shall be treated as if his employment was terminated Without Cause pursuant to Section 10(c) as of the date the Executive ceases to be disabled.


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
                  (b) The Executive shall be entitled to a pro rata annual incentive award for the year in which the Commencement Date occurs based on 55% of Base Salary paid to him during such year prior to the Commencement Date, payable in a lump sum not later than 15 days after the Commencement Date. The Executive shall not be entitled to any annual incentive award with respect to the period following the Commencement Date. If the Executive recommences his positions in accordance with Section 8(a), he shall be entitled to a pro rata annual incentive award for the year he resumes such positions and shall thereafter be entitled to annual incentive awards in accordance with Section 5 hereof.

                  (c) During the period the Executive is receiving disability benefits pursuant to Section 8(a) above, he shall continue to be treated as an employee for purposes of all employee benefits and entitlements in which he was participating on the Commencement Date, including without limitation, the benefits and entitlements referred to in Sections 6 and 7 above, except that the Executive shall not be entitled to receive any annual salary increases or any new long-term incentive plan grants following the Commencement Date.

         9.       Reimbursement of Business and Other Expenses: Perquisites.

                  (a) The Executive is authorized to incur reasonable expenses in carrying out his duties and responsibilities under this Agreement, and the Company shall promptly reimburse him for all business expenses incurred in connection therewith, subject to documentation in accordance with the Company's policy. During the Term of Employment, the Company shall, commencing 1996, provide the Executive, in accordance with the terms adopted by the Company, with personal financial and tax planning.

                  (b) The Company shall pay all reasonable legal expenses up to $17,500 incurred by the Executive in connection with the negotiation of this Agreement.

         10.      Termination of Employment.

                  (a) Termination Due to Death. In the event the Executive's employment with the Company is terminated due to his death, his estate or his beneficiaries, as the case may be, shall be entitled to and their sole remedies under this Agreement shall be:

                           (i) Base Salary through the date of death, which shall be paid in a single lump sum not later than 15 days following the Executive's death;

                           (ii) pro rata annual incentive award for the year in which the Executive's death occurs assuming that the Executive would have received an award equal to 55% of Base Salary for such year, which shall be payable in a lump sum promptly (but in no event later than 15 days) after his death;

                           (iii) elimination of all restrictions on any deferred stock awards outstanding at the time of his death;

                           (iv) immediate vesting of all outstanding stock options and the right to exercise such stock options for a period of one year following death (or such longer period as may be provided in stock options granted to other similarly situated executive officers of the Company) or for the remainder of the exercise period, if less;

                           (v) immediate vesting of all outstanding long-term incentive awards and a pro rata payment of such awards based on target performance, payable in a cash lump sum promptly (but in no event later than 15 days) after his death;

                           (vi) the balance of any incentive awards earned as of December 31 of the prior year (but not yet paid), which shall be paid in a single lump sum not later than 15 days following the Executive's death;

                           (vii) settlement of all deferred compensation arrangements in accordance with the Executive's duly executed Deferral Election Forms; and

                           (viii) other or additional benefits then due or earned in accordance with applicable plans and programs of the Company.

                  (b)      Termination by the Company for Cause.

                           (i)      "Cause" shall mean:

                                    (A)      the Executive's willful and
                                             material breach of Sections 11, 12
                                             or 13 of this Agreement;

                                    (B)      the Executive is convicted of a
                                             felony involving moral turpitude;
                                             or

                                    (C)     the Executive engages in conduct
                                            that constitutes willful gross
                                            neglect or willful gross misconduct
                                            in carrying out his duties under
                                            this Agreement, resulting, in either
                                            case, in material harm to the
                                            financial condition or reputation of
                                            the Company.

For purposes of this Agreement, an act or failure to act on Executive's part shall be considered "willful" if it was done or omitted to be done by him not in good faith, and shall not include any act or failure to act resulting from any incapacity of Executive.

                           (ii) A termination for Cause shall not take effect unless the provisions of this paragraph (ii) are complied with. The Executive shall be given written notice by the Company of its intention to terminate him for Cause, such notice (A) to state in detail the particular act or acts or failure or failures to act that constitute the grounds on which the proposed termination for Cause is based and (B) to be given within 90 days of the Company's learning of such act or acts or failure or failures to act. The Executive shall have 20 days after the date that such written notice has been given to him in which to cure such conduct, to the extent such cure is possible. If he fails to cure such conduct, the Executive shall then be entitled to a hearing before the Committee of the Board at which the Executive is entitled to appear.

                                    Such hearing shall be held within 25 days of such notice to the Executive, provided he requests such hearing within 10 days of the written notice from the Company of the intention to terminate him for Cause. If, within five days following such hearing, the Executive is furnished written notice by the Board confirming that, in its judgment, grounds for Cause on the basis of the original notice exist, he shall thereupon be terminated for Cause.

                           (iii) In the event the Company terminates the Executive's employment for Cause, he shall be entitled to and his sole remedies under this Agreement shall be:

                                    (A)     Base Salary through the date of the
                                            termination of his employment for
                                            Cause, which shall be paid in a
                                            single lump sum not later than 15
                                            days following the Executive's
                                            termination of employment;

                                    (B)     any incentive awards earned as of
                                            December 31 of the prior year (but
                                            not yet paid), which shall be paid
                                            in a single lump sum not later than
                                            15 days following the Executive's
                                            termination of employment;

                                    (C)     settlement of all deferred
                                            compensation arrangements in
                                            accordance with the Executive's duly
                                            executed Deferral Election Forms;
                                            and

                                    (D)     other or additional benefits then
                                            due or earned in accordance with
                                            applicable plans or programs of the
                                            Company.

                  (c) Termination Without Cause or Constructive Termination Without Cause Prior to Change in Control. In the event the Executive's employment with the Company is terminated without Cause (which termination shall be effective as of the date specified by the Company in a written notice to the Executive), other than due to death, or in the event there is a Constructive Termination Without Cause (as defined below), in either case prior to a Change in Control (as defined below) the Executive shall be entitled to and his sole remedies under this Agreement shall be:

                           (i) Base Salary through the date of termination of the Executive's employment, which shall be paid in a single lump sum not later than 15 days following the Executive's termination of employment;

                           (ii) Base Salary, at the annualized rate in effect on the date of termination of the Executive's employment (or in the event a reduction in Base Salary is a basis for a Constructive Termination Without Cause, then the Base Salary in effect immediately prior to such reduction), for a period of 24 months (or 18 months if Section 2(b) applies) following such termination (the "Severance Period");

                           (iii) pro rata annual incentive award for the year in which termination occurs equal to 55% of Base Salary (determined in accordance with

                                    Section 10(c)(ii) above) for such year,
                                    payable in a lump sum promptly (but in no event later than 15 days) following termination;

                           (iv) an amount equal to 55% of Base Salary (determined in accordance with Section 10(c)(ii) above) multiplied by 2 (or 1.5 if
                                    Section 2(b) applies), payable in equal
                                    monthly payments over the Severance Period;

                           (v) elimination of all restrictions on any deferred stock awards outstanding at the time of termination of employment;

                           (vi) except as provided in Section 2(b), any outstanding stock options which are unvested shall vest and the Executive shall have the right to exercise any vested stock options during the Severance Period or for the remainder of the exercise period, if less;

                           (vii) continued vesting (as if the Executive remained employed by Melville during the Severance Period) of all outstanding options to purchase Melville common stock and the right to exercise such stock options at any time prior to 90 days following the expiration of the Severance Period or for the remainder of the exercise period, if less;

                           (viii) immediate vesting in 50% of the Executive's Melville restricted stock grant dated April 11, 1995 (i.e., the next installment) if such termination occurs prior to April 11, 1997, and immediate vesting in 75% of such restricted stock grant (i.e., the next installment) if such termination occurs on or after April 11, 1997 and prior to April 11, 1998;

                           (ix) immediate vesting of all outstanding long-term incentive awards and a pro rata payment of such awards based on target performance, payable in a cash lump sum promptly (but in no event later than 15 days) following the Executive's termination of employment;

                           (x) the balance of any incentive awards earned as of December 31 of the prior year (but not yet paid), which shall be paid in a single lump sum not later than 15 days following the Executive's termination of employment;

                           (xi) settlement of all deferred compensation arrangements in accordance with the Executive's duly executed Deferral Election Forms;

                           (xii) continued participation in all medical, health and life insurance plans at the same benefit level at which he was participating on the date of the termination of his employment until the earlier of:

                                    (A)     the end of the Severance Period; or

                                    (B)     the date, or dates, he receives
                                            equivalent coverage and benefits
                                            under the plans and programs of a
                                            subsequent
                                            employer (such coverage and benefits
                                            to be determined on a
                                            coverage-by-coverage, or
                                            benefit-by-benefit, basis); provided
                                            that (1) if the Executive is
                                            precluded from continuing his
                                            participation in any employee
                                            benefit plan or program as provided
                                            in this clause (xii) of this Section
                                            10(c), he shall receive cash
                                            payments equal on an after-tax basis
                                            to the cost to him of obtaining the
                                            benefits provided under the plan or
                                            program in which he is unable to
                                            participate for the period specified
                                            in this clause (xii) of this Section
                                            10(c), (2) such cost shall be deemed
                                            to be the lowest reasonable cost
                                            that would be incurred by the
                                            Executive in obtaining such benefit
                                            himself on an individual basis, and
                                            (3) payment of such amounts shall be
                                            made quarterly in advance; and

                           (xiii) other or additional benefits then due or earned in accordance with applicable plans and programs of the Company.

                  "Termination Without Cause" shall mean the Executive's employment is terminated by the Company for any reason other than Cause (as defined in Section 10(b)) or due to death.

                  "Constructive Termination Without Cause" shall mean a termination of the Executive's employment at his initiative as provided in this
Section 10(c) following the occurrence, without the Executive's written consent, of one or more of the following events (except as a result of a prior termination):

                                    (A)     a material diminution or change,
                                            adverse to Executive, in Executive's
                                            positions, titles, or offices as set
                                            forth in Section 3(a), status, rank,
                                            nature of responsibilities, or
                                            authority within the Company, or a
                                            removal of Executive from or any
                                            failure to elect or re-elect or, as
                                            the case may be, nominate Executive
                                            to any such positions or offices,
                                            including as a member of the Board;

                                    (B)     an assignment of any duties to
                                            Executive which are inconsistent
                                            with his status as President and
                                            Chief Executive Officer of the
                                            Company and other positions held
                                            under Section 3(a);

                                    (C)     a decrease in annual Base Salary or
                                            target annual incentive award
                                            opportunity below 55% of Base
                                            Salary;

                                    (D)     any other failure by the Company to
                                            perform any material obligation
                                            under, or breach by the Company of
                                            any material provision of, this
                                            Agreement that is not cured within
                                            30 days;

                                    (E)     a relocation of the corporate
                                            offices of the Company outside a
                                            35-mile radius of Clifton, New
                                            Jersey; or

                                    (F)     any failure to secure the agreement
                                            of any successor corporation or
                                            other entity to the Company to fully
                                            assume the Company's obligations
                                            under this Agreement.

                  A "Change in Control" shall be deemed to have occurred if:

                           (i) any Person (other than the Company, any trustee or other fiduciary holding securities under any employee benefit plan of the Company, or any company owned, directly or indirectly, by the stockholders of the Company immediately prior to the occurrence with respect to which the evaluation is being made in substantially the same proportions as their ownership of the common stock of the Company) becomes the Beneficial Owner (except that a Person shall be deemed to be the Beneficial Owner of all shares that any such Person has the right to acquire pursuant to any agreement or arrangement or upon exercise of conversion rights, warrants or options or otherwise, without regard to the sixty day period referred to in Rule 13d-3 under the Exchange
                                    Act), directly or indirectly, of securities of the Company or any Significant Subsidiary (as defined below), representing 25% or more of the combined voting power of the Company's or such subsidiary's then outstanding securities; provided, however, that such event shall not constitute a Change in Control unless or until the percentage of such securities owned beneficially, directly or indirectly, by such Person is equal to or more than all such securities owned beneficially, directly or indirectly, by Melville;

                           (ii) during any period of two consecutive years, individuals who at the beginning of such period constitute the Board, and any new director (other than a director designated by a person who has entered into an agreement with the Company to effect a transaction described in clause (i), (iii), or (iv) of this paragraph) whose election by the Board or nomination for election by the Company's stockholders was approved by a vote of at least two-thirds of the directors then still in office who either were directors at the beginning of the two-year period or whose election or nomination for election was previously so approved but excluding for this purpose any such new director whose initial assumption of office occurs as a result of either an actual or threatened election contest (as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Exchange Act) or other actual or threatened solicitation of proxies or consents by or on behalf of an individual, corporation, partnership, group, associate or other entity or Person other than the Board, cease for any reason to constitute at least a majority of the Board; provided, however, that such event shall not constitute a Change in Control unless or until the percentage of voting securities of the Company owned beneficially, directly or indirectly, by Melville is less than 50% of all such outstanding securities;

                           (iii)    the consummation of a merger or
                                    consolidation of the Company or any
                                    subsidiary owning directly or indirectly all or substantially all of the consolidated assets of the Company (a "Significant Subsidiary") with any other entity, other than a merger or consolidation which would result in the voting securities of the Company or a Significant Subsidiary outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving or resulting entity) more than 50% of the combined voting power of the surviving or resulting entity outstanding immediately after such merger or consolidation;

                           (iv) the stockholders of the Company approve a plan or agreement for the sale or disposition of all or substantially all of the consolidated assets of the Company (other than such a sale or disposition immediately after which such assets will be owned directly or indirectly by the stockholders of the Company in substantially the same proportions as their ownership of the common stock of the Company immediately prior to such sale or disposition) in which case the Board shall determine the effective date of the Change in Control resulting therefrom; or

                           (v) any other event occurs which the Board determines, in its discretion, would materially alter the structure of the Company or its ownership.

         For purposes of this definition:

                                    (A)     The term "Beneficial Owner" shall
                                            have the meaning ascribed to such
                                            term in Rule 13d-3 under the
                                            Exchange Act (including any
                                            successor to such Rule).

                                    (B)     The term "Exchange Act" means the
                                            Securities Exchange Act of 1934, as
                                            amended from time to time, or any
                                            successor act thereto.

                                    (C)     The term "Person" shall have the
                                            meaning ascribed to such term in
                                            Section 3(a)(9) of the Exchange Act
                                            and used in Sections 13(d) and 14(d)
                                            thereof, including "group" as
                                            defined in Section 13(d) thereof.

                  (d) Voluntary Termination. In the event of a termination of employment by the Executive on his own initiative after delivery of 10 business days advance written notice, other than a termination due to death, a Constructive Termination Without Cause, an Approved Early Retirement or Normal Retirement pursuant to Section 10(f) below, or a voluntary termination following a Change in Control within the 30-day period described in Section 10(e) below, the Executive shall have the same entitlements as provided in Section 10(b)(iii) above for a termination for Cause, provided that at the Company's election, furnished in writing to the Executive within 15 days following such notice of termination, the Company shall in addition pay the Executive 155% of his Base Salary for a period of 12 months following such termination in exchange for the Executive not engaging in competition with the Company or any Subsidiary as set forth in Section 12(a) below. Notwithstanding any implication to the contrary, the Executive shall not have the right to terminate his employment with the Company during the Term of Employment except in the event of a Constructive Termination Without Cause, Approved Early Retirement, Normal Retirement, or voluntary termination following a Change in Control within the 30-day period described in Section 10(e) below, and any voluntary termination of employment during the Term of Employment in violation of this Agreement shall be considered a material breach; provided, however, if the Company elects to pay the Executive 155% of his Base Salary in accordance with this Section 10(d), the Company shall waive any and all claims it may have against the Executive for any breach of this Agreement relating to his voluntary termination of employment unless the Executive is found by a court of competent jurisdiction not to be in compliance with Section 12(a) below; provided further, however, that, notwithstanding anything contained in the foregoing to the contrary, it is not the intention of the Company to waive any claims it may have against any third parties relating to a voluntary termination by the Executive in violation of this Agreement.

                  (e) Termination Without Cause; Constructive Termination Without Cause or Voluntary Termination Following Change in Control. In the event the Executive's employment with the Company is terminated by the Company without Cause (which termination shall be effective as of the date specified by the Company in a written notice to the Executive), other than due to death, or in the event there is a Constructive Termination Without Cause (as defined above), in either case within two years following a Change in Control (as defined above), or in the event the Executive elects within the 30-day period commencing six months following a Change in Control to terminate his employment for any reason, the Executive shall be entitled to and his sole remedies under this Agreement shall be:

                           (i) Base Salary through the date of termination of the Executive's employment, which shall be paid in a single lump sum not later than 15 days following the Executive's termination of employment;

                           (ii)     an amount equal to 2.99 times the
                                    Executive's Base Salary, at the annualized rate in effect on the date of termination of the Executive's employment (or in the event a reduction in Base Salary is a basis for a Constructive Termination Without Cause, then the Base Salary in effect immediately prior to such reduction), payable in a cash lump sum promptly (but in no event later than 15 days) following the Executive's termination of employment;

                           (iii) pro rata annual incentive award for the year in which termination occurs assuming that the Executive would have received an award equal to 55% of Base Salary (determined in accordance with Section 10(e)(ii) above) for such year, payable in a cash lump sum promptly (but in no event later than 15 days) following the Executive's termination of employment;

                           (iv) an amount equal to 55% of such Base Salary (determined in accordance with Section 10(e)(ii) above) multiplied by 2.99, payable in a cash lump sum promptly (but in no event later than 15 days) following the Executive's termination of employment;

                           (v) elimination of all restrictions on any deferred stock awards outstanding at the time of termination of employment;

                           (vi) immediate vesting of all outstanding stock options and the right to exercise such stock options during the Severance Period or for the remainder of the exercise period, if less;

                           (vii) immediate vesting of all outstanding long-term incentive awards and a pro rata payment of such awards based on target performance, payable in a cash lump sum promptly (but in no event later than 15 days) following the Executive's termination of employment;

                           (viii) the balance of any incentive awards earned as of December 31 of the prior year (but not yet paid), which shall be paid in a single lump sum not later than 15 days following the Executive's termination of employment;

                           (ix) settlement of all deferred compensation arrangements in accordance with Executive's duly executed Deferral Election Forms;

                           (x) continued participation in all medical, health and life insurance plans at the same benefit level at which he was participating on the date of termination of his employment until the earlier of:

                                    (A)     the end of the Severance Period; or

                                    (B)     the date, or dates, he receives
                                            equivalent coverage and benefits
                                            under the plans and programs of a
                                            subsequent employer (such coverage
                                            and benefits to be determined on a
                                            coverage-by-coverage, or
                                            benefit-by-benefit, basis); provided
                                            that (1) if the Executive is
                                            precluded from continuing his
                                            participation in any employee
                                            benefit plan or program as provided
                                            in this clause (x) of this Section
                                            10(e), he shall receive cash
                                            payments equal on an after-tax basis
                                            to the cost to him of obtaining the
                                            benefits provided under the plan or
                                            program in which he is unable to
                                            participate for the period specified
                                            in this clause (x) of this Section
                                            10(e), (2) such cost shall be deemed
                                            to be the lowest reasonable cost
                                            that would be incurred by the
                                            Executive in obtaining such benefit
                                            himself on an individual basis, and
                                            (3) payment of such amounts shall be
                                            made quarterly in advance; and

                           (xi) other or additional benefits then due or earned in accordance with applicable plans and programs of the Company.

For purposes of any termination pursuant to this Section 10(e), the term "Severance Period" shall mean the period of 36 months following the termination of the Executive's employment.

                  (f) Approved Early Retirement or Normal Retirement. Upon the Executive's Approved Early Retirement or Normal Retirement (each as defined below), the Executive shall be entitled to and his sole remedies under this Agreement shall be:

                           (i) Base Salary through the date of termination of the Executive's employment, which shall be paid in a single lump sum not later than 15 days following the Executive's termination of employment;

                           (ii) pro rata annual incentive award for the year in which termination occurs, based on performance valuation at the end of such year and payable in a cash lump sum promptly (but in no event later than 15 days) thereafter;

                           (iii) continued vesting (as if the Executive remained employed by the Company) of any deferred stock awards outstanding at the time of his termination of employment;

                           (iv) continued vesting of all outstanding stock options and the right to exercise such stock options for a period of one year following the later of the date the options are fully vested or the Executive's termination of employment (or such longer period as may be provided in stock options granted to other similarly situated executive officers of the Company) or for the remainder of the exercise period, if less;

                           (v) continued vesting (as if the Executive remained employed by the Company) of all outstanding long-term incentive awards and payment of such awards based on valuation at the end of the performance period, payable in a cash lump sum promptly (but in no event later than 15 days) thereafter;

                           (vi) the balance of any incentive awards earned as of December 31 of the prior year (but not yet paid), which shall be paid in a single lump sum not later than 15 days following the Executive's termination of employment;

                           (vii) settlement of all deferred compensation arrangements in accordance with the Executive's duly executed Deferral Election Forms;

                           (viii) continued participation in all medical, health and life insurance plans at the same benefit level at which he was participating on the date of the termination of his employment until the earlier of:

                                    (A)     the Executive's attainment of age
                                            60; or

                                    (B)     the date, or dates, he receives
                                            substantially equivalent coverage
                                            and benefits under the plans and
                                            programs of a subsequent employer
                                            (such coverage and benefits to be
                                            determined on a
                                            coverage-by-coverage, or benefit-by-
                                            benefit, basis); provided that (1)
                                            if the Executive is precluded from
                                            continuing his participation in any
                                            employee benefit plan or program as
                                            provided in this clause (viii) of
                                            this Section 10(f), he shall receive
                                            cash payments equal on an after-tax
                                            basis to the cost to him of
                                            obtaining the benefits provided
                                            under the plan or program in which
                                            he is unable to participate for the
                                            period specified in this clause
                                            (viii) of this Section 10(f), (2)
                                            such cost shall be deemed to be the
                                            lowest cost that would be incurred
                                            by the Executive in obtaining such
                                            benefit himself on an individual
                                            basis, and (3) payment of such
                                            amounts shall be made quarterly in
                                            advance; and

                           (ix) other or additional benefits then due or earned in accordance with applicable plans and programs of the Company.

                  "Approved Early Retirement" shall mean the Executive's voluntary termination of employment with the Company at or after attaining age 55 but prior to attaining age 60, if such termination is approved in advance by the Committee.

                  "Normal Retirement" shall mean the Executive's voluntary termination of employment with the Company at or after attaining age 60.

                  (g) No Mitigation; No Offset. In the event of any termination of employment, the Executive shall be under no obligation to seek other employment; amounts due the Executive under this Agreement shall not be offset by any remuneration attributable to any subsequent employment that he may obtain.

                  (h) Nature of Payments. Any amounts due under this Section 10 are in the nature of severance payments considered to be reasonable by the Company and are not in the nature of a penalty.

                  (i) No Further Liability; Release. In the event of the Executive's termination of employment, payment made and performance by the Company in accordance with this Section 10 shall operate to fully discharge and release the Company and its directors, officers, employees, subsidiaries, affiliates, stockholders, successors, assigns, agents and representatives from any further obligation or liability with respect to the Executive's rights under this Agreement. Other than payment and performance under this Section 10, the Company and its directors, officers, employees, subsidiaries, affiliates, stockholders, successors, assigns, agents and representatives shall have no further obligation or liability to the Executive or any other person under this Agreement in the event of the Executive's termination of employment. The Company shall have the right to condition the last payment of any severance or other amounts pursuant to this Section 10 upon the delivery by the Executive to the Company of a release in the form satisfactory to the Company releasing any and all claims the Executive may have against the Company and its directors, officers, employees, subsidiaries, affiliates, stockholders, successors, assigns, agents and representatives arising out of this Agreement.

         11.      Confidentiality: Cooperation with Regard to Litigation.

                  (a) During the Term of Employment and thereafter, the Executive shall not, without the prior written consent of the Company, disclose to anyone (except in good faith in the ordinary course of business to a person who will be advised by the Executive to keep such information confidential) or make use of any Confidential Information except in the performance of his duties hereunder or when required to do so by legal process, by any governmental agency having supervisory authority over the business of the Company or by any administrative or legislative body (including a committee thereof) that requires him to divulge, disclose or make accessible such information. In the event that the Executive is so ordered, he shall give prompt written notice to the Company in order to allow the Company the opportunity to object to or otherwise resist such order.

                  (b) During the Term of Employment and thereafter, Executive shall not disclose the existence or contents of this Agreement beyond what is disclosed in the proxy statement or documents filed with the government unless and to the extent such disclosure is required by law, by a governmental agency, or in a document required by law to be filed with a governmental agency or in connection with enforcement of his rights under this Agreement. In the event that disclosure is so required, the Executive shall give prompt written notice to the Company in order to allow the Company the opportunity to object to or otherwise resist such requirement. This restriction shall not apply to such disclosure by him to members of his immediate family, his tax, legal or financial advisors, any lender, or tax authorities, or to potential future employers to the extent necessary, each of whom shall be advised not to disclose such information.

                  (c) "Confidential Information" shall mean all information concerning the business of the Company or any Subsidiary relating to any of their products, product development, trade secrets, customers, suppliers, finances, and business plans and strategies. Excluded from the definition of Confidential Information is information (i) that is or becomes part of the public domain, other than through the breach of this Agreement by the Executive or (ii) regarding the Company's business or industry properly acquired by the Executive in the course of his career as an executive in the Company's industry and independent of the Executive's employment by the Company or Melville. For this purpose, information known or available generally within the trade or industry of the Company or any Subsidiary shall be deemed to be known or available to the public.

                  (d) "Subsidiary" shall mean any corporation controlled directly or indirectly by the Company.

                  (e) The Executive agrees to cooperate with the Company, during the Term of Employment and thereafter (including following the Executive's termination of employment for any reason), by making himself reasonably available to testify on behalf of the Company or any Subsidiary in any action, suit, or proceeding, whether civil, criminal, administrative, or investigative, and to assist the Company, or any Subsidiary, in any such action, suit, or proceeding, by providing information and meeting and consulting with the Board or its representatives or counsel, or representatives or counsel to the Company, or any Subsidiary as requested; provided, however that the same does not materially interfere with his then current professional activities. The Company agrees to reimburse the Executive, on an after-tax basis, for all expenses actually incurred in connection with his provision of testimony or assistance.

         12.      Non-competition.

                  (a) During the Restriction Period (as defined in Section 12(b) below), the Executive shall not engage in Competition with the Company or any Subsidiary. "Competition" shall mean engaging in any activity, except as provided below, for a Competitor of the Company or any Subsidiary, whether as an employee, consultant, principal, agent, officer, director, partner, shareholder (except as a less than one percent shareholder of a publicly traded company) or otherwise. A "Competitor" shall mean (i) Bed Bath & Beyond, Inc., Strouds, Inc., Home Express Inc. and Home Place Inc. (and any successor or successors thereto);
(ii) any specialty retailer if 40% or more of its revenues (based on the most recent quarterly or annual financial statements available) are derived from the sale of home textiles or housewares; (iii) any corporation, other entity, or start-up corporation or other entity engaged primarily or organized for the purpose of engaging primarily in the sale of home textiles or housewares having a total capitalization (equity and/or long-term debt) in excess of $30,000,000 or revenues (based on the most recent quarterly or annual financial statements available) in excess of $25,000,000. If the Executive commences employment or becomes a consultant, principal, agent, officer, director, partner, or shareholder of any entity that is not a Competitor at the time the Executive initially becomes employed or becomes a consultant, principal, agent, officer, director, partner, or shareholder of the entity, future activities of such entity shall not result in a violation of this provision unless (x) such activities were contemplated by the Executive at the time the Executive initially became employed or becomes a consultant, principal, agent, officer, director, partner, or shareholder of the entity or (y) the Executive commences directly or indirectly overseeing or managing the activities of such Competitor which are competitive with the activities of the Company or Subsidiary. The Executive shall not be deemed indirectly overseeing or managing the activities of such Competitor which are competitive with the activities of the Company or Subsidiary so long as he does not regularly participate in discussions with regard to the conduct of the competing business.

                  (b) For the purposes of this Section 12, "Restriction Period" shall mean the period beginning with the Effective Date and ending with:

                           (i)      in the case of a termination of the
                                    Executive's employment without Cause or a Constructive Termination Without Cause, the Restriction Period shall terminate immediately upon the Executive's termination of employment;

                           (ii)     in the case of a termination of the
                                    Executive's employment for Cause, the first anniversary of such termination;

                           (iii) in the case of a voluntary termination of the Executive's employment pursuant to
                                    Section 10(d) above followed by the
                                    Company's election to pay the Executive (and subject to the payment of) 155% of his Base Salary, as provided in Section 10(d) above, the first anniversary of such termination;

                           (iv) in the case of a voluntary termination of the Executive's employment pursuant to
                                    Section 10(d) above which is not followed by the Company's election to pay the Executive such 155% of Base Salary, the date of such termination; or

                           (v) in the case of Approved Early Retirement or Normal Retirement pursuant to Section 10(f) above, the remainder of the Term of Employment.

         13.      Non-solicitation of Employees.

                  During the period beginning with the Effective Date and ending one year following the termination of the Executive's employment, the Executive shall not induce employees of the Company or any Subsidiary to terminate their employment; provided, however, that the foregoing shall not be construed to prevent the Executive from engaging in generic nontargeted advertising for employees generally. During such period, the Executive shall not hire, either directly or through any employee, agent or representative, any employee of the Company or any Subsidiary or any person who was employed by the Company or any Subsidiary within 180 days of such hiring.

         14.      Remedies.

                  In addition to whatever other rights and remedies the Company may have at equity or in law, if the Executive breaches any of the provisions contained in Sections 11, 12 or 13 above, the Company (a) shall have the right to immediately terminate all payments and benefits due under this Agreement and
(b) shall have the right to seek injunctive relief. The Executive acknowledges that such a breach of Sections 11, 12 or 13 would cause irreparable injury and that money damages would not provide an adequate remedy for the Company; provided, however, the foregoing shall not prevent the Executive from contesting the issuance of any such injunction on the ground that no violation or threatened violation of Section 11, 12 or 13 has occurred.

         15.      Resolution of Disputes.

                  Any controversy or claim arising out of or relating to this Agreement or any breach or asserted breach hereof or questioning the validity and binding effect hereof arising under or in connection with this Agreement, other than seeking injunctive relief under Section 14, shall be resolved by binding arbitration, to be held at an office closest to the Company's principal offices in accordance with the rules and procedures of the American Arbitration Association, except that disputes arising under or in connection with Sections 11, 12 and 13 above shall be submitted to the federal or state courts in the State of New Jersey. Judgment upon the award rendered by the arbitrator(s) may be entered in any court having jurisdiction thereof. Pending the resolution of any arbitration or court proceeding, the Company shall continue payment of all amounts and benefits due the Executive under this Agreement. All reasonable costs and expenses (including fees and disbursements of counsel) incurred by the Executive pursuant to this Section 15 shall be paid on behalf of or reimbursed to the Executive promptly by the Company; provided, however, that no reimbursement shall be made of such expenses if and to the extent the arbitrator(s) determine(s) that any of the Executive's litigation assertions or defenses were in bad faith or frivolous.

         16.      Indemnification.

                  (a) Company Indemnity. The Company agrees that if the Executive is made a party, or is threatened to be made a party, to any action, suit or proceeding, whether civil, criminal, administrative or investigative (a "Proceeding"), by reason of the fact that he is or was a director, officer or employee of the Company or any Subsidiary or is or was serving at the request of the Company or any Subsidiary as a director, officer, member, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, whether or not the basis of such Proceeding is the Executive's alleged action in an official capacity while serving as a director, officer, member, employee or agent, the Executive shall be indemnified and held harmless by the Company to the fullest extent legally permitted or authorized by the Company's certificate of incorporation or bylaws or resolutions of the Company's Board or, if greater, by the laws of the State of Delaware against all cost, expense, liability and loss (including, without limitation, attorney's fees, judgments, fines, ERISA excise taxes or penalties and amounts paid or to be paid in settlement) reasonably incurred or suffered by the Executive in connection therewith, and such indemnification shall continue as to the Executive even if he has ceased to be a director, member, officer, employee or agent of the Company or other entity and shall inure to the benefit of the Executive's heirs, executors and administrators. The Company shall advance to the Executive all reasonable costs and expenses to be incurred by him in connection with a Proceeding within 20 days after receipt by the Company of a written request for such advance. Such request shall include an undertaking by the Executive to repay the amount of such advance if it shall ultimately be determined that he is not entitled to be indemnified against such costs and expenses. The provisions of this Section 16(a) shall not be deemed exclusive of any other rights of indemnification to which the Executive may be entitled or which may be granted to him, and it shall be in addition to any rights of indemnification to which he may be entitled under any policy of insurance.

                  (b) No Presumption Regarding Standard of Conduct. Neither the failure of the Company (including its Board, independent legal counsel or stockholders) to have made a determination prior to the commencement of any proceeding concerning payment of amounts claimed by the Executive under Section 16(a) above that indemnification of the Executive is proper because he has met the applicable standard of conduct, nor a determination by the Company (including its Board, independent legal counsel or stockholders) that the Executive has not met such applicable standard of conduct, shall create a presumption that the Executive has not met the applicable standard of conduct.

                  (c) Liability Insurance. The Company agrees to continue and maintain a directors and officers' liability insurance policy covering the Executive to the extent the Company provides such coverage for its other executive officers.

         17.      Excise Tax Gross-Up.

                  If the Executive becomes entitled to one or more payments (with a "payment" including, without limitation, the vesting of an option or other non-cash benefit or property), whether pursuant to the terms of this Agreement or any other plan, arrangement, or agreement with the Company or any affiliated company (the "Total Payments"), which are or become subject to the tax imposed by Section 4999 of the Internal Revenue Code of 1986, as amended (the "Code") (or any similar tax that may hereafter be imposed) (the "Excise Tax"), the Company shall pay to the Executive at the time specified below an additional amount (the "Gross-up Payment") (which shall include, without limitation, reimbursement for any penalties and interest that may accrue in respect of such Excise Tax) such that the net amount retained by the Executive, after reduction for any Excise Tax (including any penalties or interest thereon) on the Total Payments and any federal, state and local income or employment tax and Excise Tax on the Gross-up Payment provided for by this Section 17, but before reduction for any federal, state, or local income or employment tax on the Total Payments, shall be equal to the sum of (a) the Total Payments, and (b) an amount equal to the product of any deductions disallowed for federal, state, or local income tax purposes because of the inclusion of the Gross-up Payment in the Executive's adjusted gross income multiplied by the highest applicable marginal rate of federal, state, or local income taxation, respectively, for the calendar year in which the Gross-up Payment is to be made. For purposes of determining whether any of the Total Payments will be subject to the Excise Tax and the amount of such Excise Tax:

                  (i) The Total Payments shall be treated as "parachute payments" within the meaning of Section 280G(b)(2) of the Code, and all "excess parachute payments" within the meaning of Section 280G(b)(1) of the Code shall be treated as subject to the Excise Tax, unless, and except to the extent that, in the written opinion of independent compensation consultants, counsel or auditors of nationally recognized standing ("Independent Advisors") selected by the Company and reasonably acceptable to the Executive, the Total Payments (in whole or in part) do not constitute parachute payments, or such excess parachute payments (in whole or in part) represent reasonable compensation for services actually rendered within the meaning of Section 280G(b)(4) of the Code in excess of the base amount within the meaning of
                           Section 280G(b)(3) of the Code or are otherwise not subject to the Excise Tax;

                  (ii) The amount of the Total Payments which shall be treated as subject to the Excise Tax shall be equal to the lesser of (A) the total amount of the Total Payments or (B) the total amount of excess parachute payments within the meaning of Section 280G(b)(1) of the Code (after applying clause (i) above); and

                  (iii) The value of any non-cash benefits or any deferred payment or benefit shall be determined by the Independent Advisors in accordance with the principles of Sections 280G(d)(3) and (4) of the Code.

                  For purposes of determining the amount of the Gross-up Payment, the Executive shall be deemed (A) to pay federal income taxes at the highest marginal rate of federal income taxation for the calendar year in which the Gross-up Payment is to be made; (B) to pay any applicable state and local income taxes at the highest marginal rate of taxation for the calendar year in which the Gross-up Payment is to be made, net of the maximum reduction in federal income taxes which could be obtained from deduction of such state and local taxes if paid in such year (determined without regard to limitations on deductions based upon the amount of the Executive's adjusted gross income); and
(C) to have otherwise allowable deductions for federal, state, and local income tax purposes at least equal to those disallowed because of the inclusion of the Gross-up Payment in the Executive's adjusted gross income. In the event that the Excise Tax is subsequently determined to be less than the amount taken into account hereunder at the time the Gross-up Payment is made, the Executive shall repay to the Company at the time that the amount of such reduction in Excise Tax is finally determined (but, if previously paid to the taxing authorities, not prior to the time the amount of such reduction is refunded to the Executive or otherwise realized as a benefit by the Executive) the portion of the Gross-up Payment that would not have been paid if such Excise Tax had been applied in initially calculating the Gross-up Payment, plus interest on the amount of such repayment at the rate provided in Section 1274(b)(2)(B) of the Code. In the event that the Excise Tax is determined to exceed the amount taken into account hereunder at the time the Gross-up Payment is made (including by reason of any payment the existence or amount of which cannot be determined at the time of the Gross-up Payment), the Company shall make an additional Gross-up Payment in respect of such excess

(plus any interest and penalties payable with respect to such excess) at the time that the amount of such excess is finally determined.

                  The Gross-up Payment provided for above shall be paid on the 30th day (or such earlier date as the Excise Tax becomes due and payable to the taxing authorities) after it has been determined that the Total Payments (or any portion thereof) are subject to the Excise Tax; provided, however, that if the amount of such Gross-up Payment or portion thereof cannot be finally determined on or before such day, the Company shall pay to the Executive on such day an estimate, as determined by the Independent Advisors, of the minimum amount of such payments and shall pay the remainder of such payments (together with interest at the rate provided in Section 1274(b)(2)(B) of the Code), as soon as the amount thereof can be determined. In the event that the amount of the estimated payments exceeds the amount subsequently determined to have been due, such excess shall constitute a loan by the Company to the Executive, payable on the fifth day after demand by the Company (together with interest at the rate provided in Section 1274(b)(2)(B) of the Code). If more than one Gross-up Payment is made, the amount of each Gross-up Payment shall be computed so as not to duplicate any prior Gross-up Payment. The Company shall have the right to control all proceedings with the Internal Revenue Service that may arise in connection with the determination and assessment of any Excise Tax and, at its sole option, the Company may pursue or forego any and all administrative appeals, proceedings, hearings, and conferences with any taxing authority in respect of such Excise Tax (including any interest or penalties thereon); provided, however, that the Company's control over any such proceedings shall be limited to issues with respect to which a Gross-up Payment would be payable hereunder, and the Executive shall be entitled to settle or contest any other issue raised by the Internal Revenue Service or any other taxing authority. The Executive shall cooperate with the Company in any proceedings relating to the determination and assessment of any Excise Tax and shall not take any position or action that would materially increase the amount of any Gross-Up Payment hereunder.

         18.      Effect of Agreement on Other Benefits.

                  Except as specifically provided in this Agreement, the existence of this Agreement shall not be interpreted to preclude, prohibit or restrict the Executive's participation in any other employee benefit or other plans or programs in which he currently participates.

         19.      Assignability: Binding Nature.

                  This Agreement shall be binding upon and inure to the benefit of the Parties and their respective successors, heirs (in the case of the Executive) and permitted assigns. No rights or obligations of the Company under this Agreement may be assigned or transferred by the Company except that such rights or obligations may be assigned or transferred in connection with the sale or transfer of all or substantially all of the assets of the Company, provided that the assignee or transferee is the successor to all or substantially all of the assets of the Company and such assignee or transferee assumes the liabilities, obligations and duties of the Company, as contained in this Agreement, either contractually or as a matter of law. The Company further agrees that, in the event of a sale or transfer of assets as described in the preceding sentence, it shall take whatever action it legally can in order to cause such assignee or transferee to expressly assume the liabilities, obligations and duties of the Company hereunder. No rights or obligations of the Executive under this Agreement may be assigned or transferred by the Executive other than his rights to compensation and benefits, which may be transferred only by will or operation of law, except as provided in Section 25 below.

         20.      Representation.

                  The Company represents and warrants that it is fully authorized and empowered to enter into this Agreement and that the performance of its obligations under this Agreement will not violate any agreement between it and any other person, firm or organization.

         21.      Entire Agreement.

                  This Agreement contains the entire understanding and agreement between the Parties concerning the subject matter hereof and, as of the Effective Date, supersedes all prior agreements, understandings, discussions, negotiations and undertakings, whether written or oral, between the Parties with respect thereto, including, without limitation any prior change in control agreement between the Parties or between the Executive and Melville.

         22.      Amendment or Waiver.

                  No provision in this Agreement may be amended unless such amendment is agreed to in writing and signed by the Executive and an authorized officer of the Company. Except as set forth herein, no delay or omission to exercise any right, power or remedy accruing to any Party shall impair any such right, power or remedy or shall be construed to be a waiver of or an acquiescence to any breach hereof. No waiver by either Party of any breach by the other Party of any condition or provision contained in this Agreement to be performed by such other Party shall be deemed a waiver of a similar or dissimilar condition or provision at the same or any prior or subsequent time. Any waiver must be in writing and signed by the Executive or an authorized officer of the Company, as the case may be.

         23.      Severability.

                  In the event that any provision or portion of this Agreement shall be determined to be invalid or unenforceable for any reason, in whole or in part, the remaining provisions of this Agreement shall be unaffected thereby and shall remain in full force and effect to the fullest extent permitted by law.

         24.      Survivorship.

                  The respective rights and obligations of the Parties hereunder shall survive any termination of the Executive's employment to the extent necessary to the intended preservation of such rights and obligations.

         25.      Beneficiaries/References.

                  The Executive shall be entitled, to the extent permitted under any applicable law, to select and change a beneficiary or beneficiaries to receive any compensation or benefit payable hereunder following the Executive's death by giving the Company written notice thereof. In the event of the Executive's death or a judicial determination of his incompetence, reference in this Agreement to the Executive shall be deemed, where appropriate, to refer to his beneficiary, estate or other legal representative.

         26.      Governing Law/Jurisdiction.

                  This Agreement shall be governed by and construed and interpreted in accordance with the laws of New Jersey without reference to principles of conflict of laws. Subject to Section 15, the Company and the Executive hereby consent to the jurisdiction of any or all of the following courts for purposes of resolving any dispute under this Agreement: (i) the United States District Court for New Jersey or (ii) any of the courts of the State of New Jersey. The Company and the Executive further agree that any service of process or notice requirements in any such proceeding shall be satisfied if the rules of such court relating thereto have been substantially satisfied. The Company and the Executive hereby waive, to the fullest extent permitted by applicable law, any objection which it or he may now or hereafter have to such jurisdiction and any defense of inconvenient forum.

         27.      Notices.

                  Any notice given to a Party shall be in writing and shall be deemed to have been given when delivered personally or sent by certified or registered mail, postage prepaid, return receipt requested, duly addressed to the Party concerned at the address indicated below or to such changed address as such Party may subsequently give such notice of:

                  If to the Company:        Linens 'n Things, Inc.
                                            6 Brighton Road
                                            Clifton, New Jersey 07015-5108
                                            Attention: Secretary

                  If to the Executive:      Mr. Norman Axelrod
                                            6 Sunflower Avenue
                                            Upper Saddle River, New Jersey 07458

         28.      Headings.

                  The headings of the sections contained in this Agreement are for convenience only and shall not be deemed to control or affect the meaning or construction of any provision of this Agreement.

         29.      Counterparts.

                  This Agreement may be executed in two or more counterparts.


         IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first written above.


                             LINENS 'N THINGS, INC.


                                            By: BRIAN D. SILVA
                                            _______________________________
                                            Name: Brian d. Silva
                                            Title: Vice President, Human
                                                   Resources


                                            EXECUTIVE

                                            NORMAN AXELROD
                                            __________________________________
                                            Norman Axelrod


For purposes of Sections 5, 6(a), 6(d), 6(e), 10(c)(vii), 10(c)(viii) and 21 hereof:

                                            MELVILLE CORPORATION


                                            By: STANLEY P. GOLDSTEIN
                                               _______________________________
                                            Name: Stanley P. Goldstein
                                            Title: Chairman of the Board
                                                   and C.E.O.

                                                                       Exhibit A

                             LINENS 'N THINGS, INC.
                          STOCK OPTION GRANT AGREEMENT



                  THIS STOCK OPTION GRANT AGREEMENT (the "Agreement") is made as of ______________,_____* between Linens 'n Things, Inc., a Delaware corporation (the "Company") and Norman Axelrod (the "Employee") pursuant to the terms and conditions of the Linens 'n Things, Inc. 1996 Incentive Compensation Plan (the "Plan"). Capitalized terms not defined in this Agreement shall have the meanings set forth in the Plan.

                  THE PARTIES AGREE AS FOLLOWS:

                  1. Award of Options. Pursuant to the Plan, the Company has awarded to Employee hereunder options (the "Options") to acquire shares of Company common stock (the "Stock"), at the exercise price per share (the "Exercise Price"), all as set forth on the signature page hereof, subject to the terms and conditions set forth in this Agreement and the Plan. The Options granted hereunder are nonqualified stock options.

                  2. Vesting Schedule. Subject to Sections 6 and 7 hereof and Sections 6(a) and 9 of the Plan, including the authority of the Committee in its discretion to provide for accelerated vesting, the Options shall vest and become exercisable in accordance with the Vesting Schedule set forth on the signature page hereof.

                  3. Expiration Date. The Options subject to this Agreement shall expire on ___________** (the "Expiration Date").

                  4. Payment of Exercise Price. The Exercise Price of the shares as to which Options are exercised may be paid to the Company at the time of exercise in cash or in Stock or in such other consideration as shall be permitted by the Committee at the time of exercise, in each case (a) pursuant to rules and procedures established by the Committee and (b) having a total Fair Market Value determined as of the date of exercise equal to the Exercise Price, or a combination of cash, Stock and such other consideration having a total Fair Market Value equal to such Exercise Price.

                  5. Non-transferability. Except to the extent otherwise determined by the Committee, the Options granted hereunder shall not be assignable or otherwise transferable other than by will or the laws of descent and distribution. Unless otherwise provided by the Committee, during the lifetime of Employee the Options shall be exercisable and elections with respect to the Options may be made only by Employee or Employee's guardian or legal representative.

--------

* To be dated as of the date on which shares of common stock of the Company are first sold to the public pursuant to an initial public offering (the "IPO Date").

**       Insert date ten years after IPO Date.

                  6.       Termination of Employment.

                  (a) Except to the extent provided in Section 7 hereof or any employment agreement between Employee and the Company, the provisions of this
Section 6 shall apply to the Options upon Employee's termination of employment with the Company and all subsidiaries of the Company ("Termination") for any reason.

                  (b) In the event of Employee's Termination for Cause, all vested and unvested Options shall be canceled on the date of such Termination.

                  (c) In the event of Employee's Termination by reason of death, all Options shall become immediately vested and shall be exercisable in whole or in part at any time prior to the earlier of the Expiration Date and the date one year after the date of such Termination (or such longer period as may be provided in stock options granted to similarly situated executive officers of the Company).

                  (d) In the event of Employee's Termination by reason of Approved Early Retirement or Normal Retirement, the Options shall continue to vest as if Employee had remained employed by the Company and, to the extent vested, shall be exercisable in whole or in part at any time prior to the later of one year following the date on which the Options are fully vested or one year following such Termination (or such longer period as may be provided in stock options granted to similarly situated executive officers of the Company), but in no event later than the Expiration Date.

                  (e) In the event of a Termination without Cause (other than due to death) or Constructive Termination Without Cause, all Options shall become immediately vested and shall be exercisable in whole or in part at any time prior to the earlier of the Expiration Date and the date twenty-four months after the date of such Termination; provided, however, that in the event of a Constructive Termination Without Cause due to the Company's failure to renew any employment agreement between the Company and Employee then in effect, any unvested Options shall continue to vest as if Employee had remained employed by the Company and, to the extent vested, the Options shall be exercisable in whole or in part at any time prior to the earlier of the Expiration Date and the date eighteen months after the date of such Termination.

                  (f) In the event of Employee's Termination for any reason other than as provided in Section 6(b), 6(c), 6(d) or 6(e), Options which are unvested shall be canceled and Options which are vested and exercisable may be exercised in whole or in part at any time prior to the earlier of the Expiration Date and the date three months after the date of such Termination.

                  7.       Change in Control.

                  (a) In the event of a Change in Control any Option that was not previously exercisable and vested shall become fully exercisable and vested at the time of the Change in Control except to the extent of any waiver by Employee and subject to the applicable restrictions set forth in Section 9(a) of the Plan.

                  (b) In the event of a Termination Without Cause (other than due to death) or a Constructive Termination Without Cause, in either case within two years following a Change in Control, or a voluntary termination of employment within the 30-day period commencing six months following a Change in Control, the Options may be exercised in whole or in part at any time prior to the earlier of the Expiration Date and the date thirty-six months after the date of such Termination. In the event of any other Termination following a Change in Control, the Options may be exercised for the periods provided in the applicable subsection of Section 6.

                  (c) Employee shall be entitled to elect during the 60-day period immediately following a Change in Control, in lieu of acquiring the shares of Stock covered by an Option, to receive, and the Company shall be obligated to pay, in cash, in respect of each share of Stock subject to an Option the excess of the Change in Control Price over the Exercise Price of such Option.

                  8.       Definitions.  For purposes of this Agreement:

                  (a) "Approved Early Retirement" shall mean Employee's voluntary termination of employment with the Company at or after attaining age 55 but prior to attaining age 60, if such termination is approved in advance by the Committee;

                  (b) "Cause" shall have the meaning given to such term in any employment agreement between the Company and Employee in effect at the date of Termination and, in the absence of any such agreement, shall mean (i) Employee's willful and continued failure substantially to perform his duties (other than as a result of total or partial incapacity due to physical or mental illness or by reason of Employee's prior voluntary termination of employment), (ii) Employee's dishonesty in the performance of his duties or (iii) Employee's conviction of a felony under the laws of the United States or any state thereof;

                  (c) "Constructive Termination Without Cause" shall have the meaning given to such term in any employment agreement between the Company and Employee in effect at the date of Termination and, in the absence of any such agreement, shall mean a termination of Employee's employment at his initiative following the occurrence, without Employee's written consent, of one or more of the following events (except as a result of a prior termination):

                           (i) a material change, adverse to Employee, in
Employee's positions, titles, offices, status, rank, nature of responsibilities, or authority within the Company, or a removal of Employee from or any failure to elect or re-elect or, as the case may be, nominate Employee to any such positions or offices, including as a member of the Board;

                           (ii) an assignment of any duties to Employee which
are inconsistent with his status as President and Chief Executive Officer of the Company;

                           (iii) a decrease in the Employee's annual base salary
or target annual incentive award opportunity below 55% of base salary;

                           (iv) any other failure by the Company to perform any
material obligation under, or breach by the Company of any material provision of, any employment agreement between the Company and Employee then in effect that is not cured within 30 days;

                           (v) a relocation of the corporate offices of the
Company outside a 35-mile radius of Clifton, New Jersey; or

                           (vi) any failure to secure the agreement of any
successor corporation or other entity to the Company to fully assume the Company's obligations under any employment agreement between the Company and Employee then in effect; and

                  (d) "Normal Retirement" shall mean Employee's voluntary termination of employment with the Company at or after attaining age 60.

                  9. Withholding Tax. Employee may be subject to withholding taxes as a result of the exercise or settlement of an Option or other payment in respect of an Option. Unless the Committee permits otherwise, Employee shall pay to the Company in cash promptly when the amount of such obligations become determinable, all applicable federal, state, local and foreign withholding taxes that the Committee in its discretion determines result from each such exercise, settlement or payment. Unless the Committee otherwise determines and subject to such rules and procedures as the Committee may establish, Employee may make an election to have shares of Stock withheld by the Company or to tender any such securities to the Company to pay the amount of tax that the Committee in its discretion determines to be required to be withheld by the Company upon exercise of an Option, subject to satisfying any applicable requirements for compliance with Section 16(b) of the Exchange Act. Any shares or other securities so withheld or tendered will be valued by the Committee as of the date they are withheld or tendered; provided, that Stock shall be valued at Fair Market Value on such date. Unless otherwise permitted by the Committee, the value of the shares withheld or tendered may not exceed the required federal, state, local and foreign withholding tax obligations as computed by the Company.

                  10. Governing Law. This Agreement shall be governed by the laws of the State of New Jersey, without regard to conflict of laws principles.



                  IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written.

                                              LINENS 'N THINGS, INC.




                                              By: ____________________________


                   Employee hereby accepts and agrees to be bound by all the terms and conditions of this Agreement and the Plan.



                                               _______________________________
                                               Norman Axelrod


Enclosures:  Plan

Number of Shares of Stock Subject to Options:             _________*
Exercise Price:                                           $________**


                              Cumulative Percentage
Vesting Schedule***           of Options Exercisable
----------------              ----------------------
_____________                           25%
_____________                           50%
_____________                           75%
_____________                          100%


--------

* Insert number of shares equal to 2% of the Company's shares of common stock outstanding immediately prior to the IPO Date.

**   Insert price at which Company stock is offered to public on IPO Date.

***  Insert 1st through 4th anniversaries of IPO Date.

                                                                       Exhibit B



                             LINENS 'N THINGS, INC.
                         DEFERRED STOCK GRANT AGREEMENT


                  THIS DEFERRED STOCK GRANT AGREEMENT (the "Agreement") is made and entered into as of ___________* between Linens 'n Things, Inc., a Delaware corporation (the "Company") and Norman Axelrod (the "Employee") pursuant to the terms and conditions of the Linens 'n Things , Inc. 1996 Incentive Compensation Plan (the "Plan"). Capitalized terms not defined in this Agreement shall have the meanings set forth in the Plan.

              THE PARTIES AGREE AS FOLLOWS:

                  1. Award of Deferred Stock. Pursuant to the Plan, the Company hereby awards to Employee ________**shares of deferred stock (the "Deferred Stock") corresponding to __________**shares of Company common stock (the "Stock"), subject to the terms and conditions set forth in this Agreement and the Plan. A copy of the Plan has been delivered to the Employee. By signing below, the Employee agrees to be bound by all the provisions of the Plan. The shares of Deferred Stock constitute an unsecured promise of the Company to pay the amounts contemplated herein, and Employee as a holder of any Deferred Stock has only the rights of a general unsecured creditor of the Company.

                  2. Vesting Schedule. Subject to Sections 5 and 6 hereof, and Sections 6(a) and 9 of the Plan, including the authority of the Committee in its discretion to provide for accelerated vesting, the shares of Deferred Stock shall vest in four equal installments on each of the first, second, third and fourth anniversaries of July 1, 1996, but in no event prior to the IPO Date (each such date and any other date on which shares of Deferred Stock vest pursuant to this Agreement, the Plan or Committee action, a "Vesting Date").
--------

* To be dated as of the date on which shares of common stock of the Company are first sold to the public pursuant to an initial public offering (the "IPO Date").

** Insert number of shares equal to $1,000,000 divided by the price at which Company common stock is offered to the public on the IPO Date; provided, however, if the IPO Date occurs after December 31, 1996 at an enterprise valuation in excess of $375,000,000 (based on the shares of Company common stock outstanding immediately prior to the IPO Date and the price at which Company common stock is offered to the public), the number of shares to be inserted will be increased by the result obtained by dividing (i) the sum of
   (A) 2% of such enterprise value in excess of $375,000,000 plus (B) $1,000,000 multiplied by the percentage increase of such enterprise value in excess of $375,000,000, by (ii) the price at which Company common stock is offered to the public.

              3.      Payment or Conversion of Deferred Shares.

              (a) On the Vesting Date, the shares of Deferred Stock which vest on such date shall be canceled and the Company shall deliver to Employee, except to the extent Employee has otherwise elected in accordance with Committee authorization pursuant to Section 7(c) of the Plan, as soon as practicable cash or shares of Stock or a combination thereof (as determined by the Committee) having a value equal to the product of (A) the Fair Market Value of a share of Stock as of such date and (B) the number of shares of Stock corresponding to such vested shares of Deferred Stock.

              (b) For so long as Employee holds a share of Deferred Stock, at the time any dividend is paid with respect to a share of Stock, the Company shall pay to Employee in respect of each share of Deferred Stock an amount in cash, in Stock, in other property or Awards, or in a combination thereof, in each case having a value equal to the Fair Market Value of such dividend (hereinafter "Dividend Equivalents"), subject to any deferral election by Employee in accordance with Committee authorization pursuant to Section 7(c) of the Plan and/or any determination by the Committee to subject such Dividend Equivalent payment in respect of stock dividends, dividends in kind or extraordinary dividends to the vesting provisions applicable to such share of Deferred Stock.

              4. Restrictions. Except to the extent otherwise determined by the Committee, no shares of Deferred Stock shall be assignable or otherwise transferable by Employee other than by will or by the laws of descent and distribution and, unless otherwise provided by the Committee, during the life of Employee any elections with respect to a share of Deferred Stock may be made only by Employee or Employee's guardian or legal representative.

              5.      Termination of Employment.

              (a) Except to the extent provided in Section 6 hereof or any employment agreement between Employee and the Company, the provisions of this
Section 5 shall apply to the unvested shares of Deferred Stock upon Employee's termination of employment with the Company and all subsidiaries of the Company ("Termination") for any reason.

              (b) In the event of Employee's Termination for Cause, all unvested shares of Deferred Stock shall be canceled on the date of such Termination.

              (c) In the event of Employee's Termination by reason of death, Termination without Cause or Constructive Termination Without Cause, all shares of Deferred Stock shall become immediately vested.

              (d) In the event of Employee's Termination by reason of Approved Early Retirement or Normal Retirement, all shares of Deferred Stock shall continue to vest as if Employee had remained employed by the Company.

              (e) In the event of Employee's Termination for any reason other than as provided in Section 5(b), 5(c), or 5(d), all unvested shares of Deferred Stock shall be canceled.

              6. Change in Control. In the event of a Change in Control, all shares of Deferred Stock shall become immediately vested at the time of the Change in Control, except to the extent of any waiver by Employee and subject to the applicable restrictions set forth in Section 10(a) of the Plan. As soon as practicable following the Change in Control, the Company shall pay Employee, in cash, for each share of Deferred Stock the Change in Control Price.

              7.      Definitions.  For purposes of this Agreement:

              (a) "Approved Early Retirement" shall mean Employee's voluntary termination of employment with the Company at or after attaining age 55 but prior to attaining age 60, if such termination is approved in advance by the Committee;

              (b) "Cause" shall have the meaning given to such term in any employment agreement between the Company and Employee in effect at the date of Termination and, in the absence of any such agreement, shall mean (i) Employee's willful and continued failure substantially to perform his duties (other than as a result of total or partial incapacity due to physical or mental illness or by reason of Employee's prior voluntary termination of employment), (ii) Employee's dishonesty in the performance of his duties or (iii) Employee's conviction of a felony under the laws of the United States or any state thereof;

              (c) "Constructive Termination Without Cause" shall have the meaning given to such term in any employment agreement between the Company and Employee in effect at the date of Termination and, in the absence of any such agreement, shall mean a termination of Employee's employment at his initiative following the occurrence, without Employee's written consent, of one or more of the following events (except as a result of a prior termination):

                      (i) a material change, adverse to Employee, in Employee's positions, titles, offices, status, rank, nature of responsibilities, or authority within the Company, or a removal of Employee from or any failure to elect or re-elect or, as the case may be, nominate Employee to any such positions or offices, including as a member of the Board;

                      (ii) an assignment of any duties to Employee which are inconsistent with his status as President and Chief Executive Officer of the Company;

                      (iii) a decrease in the Employee's annual base salary or target annual incentive award opportunity below 55% of base salary;

                      (iv) any other failure by the Company to perform any material obligation under, or breach by the Company of any material provision of, any employment agreement between the Company and Employee then in effect that is not cured within 30 days;

                      (v) a relocation of the corporate offices of the Company outside a 35-mile radius of Clifton, New Jersey; or

                      (vi) any failure to secure the agreement of any successor corporation or other entity to the Company to fully assume the Company's obligations under any employment agreement between the Company and Employee then in effect.

              (d) "Normal Retirement" shall mean Employee's voluntary termination of employment with the Company at or after attaining age 60.

              8. Withholding Tax. Employee may be subject to withholding taxes as a result of delivery of shares of Stock or payment of cash upon payment or settlement of the Deferred Stock or payments of Dividend Equivalents. Unless the Committee permits otherwise, Employee shall pay to the Company in cash all applicable federal, state, local and foreign withholding taxes that the Company in its discretion determines result from such payments. Unless the Committee otherwise determines and subject to such rules and procedures as the Company may establish, Employee may make an election to have settlement of shares of Deferred Stock withheld by the Company upon settlement thereof or to tender shares of Stock to the Company to pay the amount of tax that the Company in its discretion determines to be required so to be withheld by the Company, subject to satisfying any applicable requirements for compliance with Section 16(b) of the Exchange Act. Any shares of Stock or other securities so withheld or tendered will be valued as of the date they are withheld or tendered; provided, that Stock shall be valued at Fair Market Value on such date. Unless otherwise permitted by the Committee, the value of shares withheld or tendered may not exceed the required federal, state, local and foreign withholding tax obligations as computed by the Company.

         9. Governing Law. This Agreement shall be governed by the laws of the State of New Jersey, without regard to conflict of law principles.



              IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.


                                                LINENS 'N THINGS, INC.



                                                By:___________________________


              Employee hereby accepts and agrees to be bound by all of the terms and conditions of this Agreement and the Plan.


                                                 _____________________________
                                                 Norman Axelrod




Enclosures:  Plan